Exhibit 99.1

For Immediate Release

DIGITAL ALLY EXPECTS TO ACHIEVE RECORD REVENUE AND OPERATING INCOME IN 2010

OVERLAND PARK, Kansas (May 6, 2010) – In a conference call with investors Thursday morning, May 6, 2010, Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, provided revenue and operating results guidance for the year ending December 31, 2010.

“Based upon the consistency in demand for our DVM in-car digital video systems and the anticipated impact of new products upon sales, we are optimistic that our domestic revenue will improve significantly from last year’s levels,” noted Stanton E. Ross, Chief Executive Officer, during the conference call.  “In addition, future new orders and our recent successes in Turkey, South America and the Middle East that are expected to result in meaningful reorders, lead us to believe that international sales will be strong in the current year.  Based upon information currently available to the Company, we believe Digital Ally will achieve record revenue and operating income in the year ending December 31, 2010.”

Digital Ally’s previous record year in terms of operating results was achieved in 2008, when the Company reported operating income of approximately $5.1 million on revenue of approximately $32.6 million.  In 2009, the Company reported an operating loss of approximately ($1.8 million) on revenue of approximately $26.4 million.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components on a timely basis, and have them perform as planned or advertised; its ability to achieve record revenue and  operating income in 2010 in the current uncertain economic environment; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; whether the initial interest in its new products will translate into sales; whether its recent international initiatives will increase revenues outside of the U.S, particularly in Turkey, South America and the Middle East.; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2009, and its quarterly report on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:
Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com